EXHIBIT 10.1
                      OFFER TO PURCHASE BUSINESS AND STOCK
                      ------------------------------------

         ALLIED MED INC., Oregon corporation ("Buyer") offers to purchase all shares and business assets including but not limited to, equipment, inventory, customer lists, and books and records of DERMAGEN, INC., a California corporation, from Praku "Mike" Charu represents 100% shareholders ("Seller") on the following terms:

         1. Sale to be through Escrow. Parties to open escrow with a recognized reputable business escrow company in Los Angeles or Orange County. Customary escrow instructions to be signed in accordance with the terms of this Agreement, Escrow to close 30 days from opening, parties to split escrow fees equally;

         2. Price to be One Hundred Twenty Thousand Dollars $120,000.00 payable at close of escrow less escrow fees and any approved adjustments.

         3. Contingencies. Sale and close of escrow subject to Buyer's written approval of the following contingencies (time computed from date Escrow is opened). Seller to cooperate with Buyer's inspection and appraiser, Buyer to pay inspection and appraisal costs:

                  a.       Inspection of Dermagen's Books, Records and licenses
                           - 21 days;
                  b. Inspection of Dermagen's physical plant, inventory and equipment - 21 days;
                  c. Appraisal of assets to be transferred by reputable independent business appraiser - Appraisal must be not less than purchase price - 28 days.

         4. Seller to deliver all assets/shares free and clear of liens, loans, claims and debts. All licenses and permits to be current. Bulk Sale Notice requirements to be complied with at Seller's expense. All applicable taxes, insurance, rent and employee salaries to be prorated to close of escrow.

         5. Notices. Approvals/Notices to be sent to the parties by fax and US mail at the following address:

                  Buyer:  Fax 310-855-0477, 369 S. Doheny Dr. #326,
                          Beverly Hills, CA 90211.

                  Seller: Fax 714-283-1165, 445 S. Peralta Hills Dr.,
                          Anaheim, CA 92807.

ALLIED MED, INC.

 /s/Jack Amin                                /s/ Prakash Charu
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Authorized Signature                         Prakash "Mike" Charu
7/22/2005                                    7/22/05